Exhibit 5.2

345 Park Avenue New York, NY 10154-1895	Direct 212.407.4000 Main 212.407.4000 Fax 212.407.4990

March 27, 2026

FG Nexus Inc.

6408 Bannington Road

Charlotte, North Carolina 28226

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. securities counsel for FG Nexus Inc., a Nevada corporation (the “Company”), in connection with the registration for issuance and sale from time to time, on a delayed basis, by the Company of (i) common stock, par value $0.001 per share (the “Common Stock”), (ii) preferred stock (“Preferred Stock”), (iii) depositary shares (the “Depositary Shares”), (iv) debt securities of the Company (the “Debt Securities”), in one or more series, (v) warrants to purchase Common Stock or Debt Securities (the “Warrants”), and/or (vi) units consisting of one or more of the foregoing (the “Units”), in each case as contemplated by the Form S-3 Registration Statement referred to above (including the prospectus constituting part thereof (the “Prospectus”)) and to which this opinion letter has been filed as an exhibit (the “Registration Statement”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, and Units are collectively referred to herein as the “Securities.” The Securities being registered are for a maximum aggregate offering price of $5,000,000,000. The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at which time it is contemplated that the Prospectus will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Warrants, the Debt Securities and the Units, insofar as the Units include Depositary Shares, Warrants or Debt Securities, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Securities against payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

FG Nexus Inc. March 27, 2026 Page 2

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective upon filing as provided in Rule 462 under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting or placement agreement; and (iv) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of Depositary Shares, we have further assumed that (i) Depositary Receipts representing such Depositary Shares shall have been issued pursuant to a deposit agreement approved by us (individually, a “Deposit Agreement”) between the Company and a depositary to be identified in the applicable Prospectus Supplement (the “Depositary”); (ii) such Deposit Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Deposit Agreement shall be governed by the laws of the State of New York; (iv) all terms of such Depositary Shares shall have been established in accordance with the provisions of such Deposit Agreement; (v) such Depositary Receipts shall have been duly executed, issued and delivered in accordance with the provisions of such Deposit Agreement; (vi) such Depositary Shares and the related Deposit Agreement, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Depositary Shares and the related Deposit Agreement, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under any Depositary Shares or Deposit Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that the Depositary under each Deposit Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Deposit Agreement; (iii) has duly authorized, executed and delivered such Deposit Agreement, and such Deposit Agreement constitutes the legally valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; (iv) is in compliance, with respect to acting as a Depositary under such Deposit Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants shall have been issued pursuant to a warrant agreement approved by us (individually, and as supplemented from time to time, a “Warrant Agreement”) between the Company and a warrant agent to be identified in the applicable Prospectus Supplement (the “Warrant Agent”); (ii) such Warrant Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Warrant Agreement shall be governed by the laws of the State of New York; (iv) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (v) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (vi) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

FG Nexus Inc. March 27, 2026 Page 3

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement, and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

With respect to any Securities consisting of Debt Securities, we have further assumed that: (i) such Debt Securities shall have been issued pursuant to an indenture approved by us (individually, and as supplemented from time to time, an “Indenture”) between the Company and a trustee to be identified in the applicable Prospectus Supplement (the “Trustee”); (ii) such Indenture shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Indenture shall be governed by the laws of the State of New York; (iv) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (v) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (vi) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture, and such Indenture constitutes the legally valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

FG Nexus Inc. March 27, 2026 Page 4

With respect to any Securities consisting of Units, we have further assumed that (i) such Units shall have been issued pursuant to a unit agreement approved by us (individually, a “Units Agreement”), which may be between the Company and a unit agent to be identified in the applicable Prospectus Supplement (a “Unit Agent”); (ii) such Unit Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Unit Agreement shall be governed by the laws of the State of New York; (iv) all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement; (v) such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement; (vi) such Units and the related Unit Agreement, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under any Units or Unit Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that any Unit Agent under a Unit Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Unit Agreement; (iii) has duly authorized, executed and delivered such Unit Agreement, and such Unit Agreement constitutes the legally valid and binding obligation of such Unit Agent, enforceable against such Unit Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Unit Agent under such Unit Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies.

We express no opinion with respect to the enforceability of: (i) provisions relating to indemnification, choice of law, choice of venue, jurisdiction or waivers of jury trial or (ii) any waiver of any usury defense. This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

While certain members of this firm are admitted to practice in certain jurisdictions other than New York, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than New York. Accordingly, the opinions we express herein are limited to matters involving New York law.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under such Section.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP